EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
6/6/20111	Purchase	$6.6869	22550
6/7/20112	Purchase	6.8214	2555
6/8/20113	Purchase	6.7535	15981
6/9/20114	Purchase	6.8761	7560
6/10/20115	Purchase	6.8446	9138
6/13/20116	Purchase	6.8699	10227
6/14/20117	Purchase	6.8691	16800
6/15/20118	Purchase	6.9943	116471
6/16/20119	Purchase	6.9891	1214
7/12/201110	Purchase	7.9963	16600
7/13/201111	Purchase	7.9952	9877
7/14/201112	Purchase	7.8960	11122
7/15/201113	Purchase	7.9488	2050
7/18/201114	Purchase	7.9812	7264

1 This transaction was executed in multiple trades at prices ranging from $6.61 - 6.78.
2 This transaction was executed in multiple trades at prices ranging from $6.81 - 6.83.
3 This transaction was executed in multiple trades at prices ranging from $6.65 - 6.83.
4 This transaction was executed in multiple trades at prices ranging from $6.80 - 6.92.
5 This transaction was executed in multiple trades at prices ranging from $6.79 - 6.87.
6 This transaction was executed in multiple trades at prices ranging from $6.86 - 6.88.
7 This transaction was executed in multiple trades at prices ranging from $6.80 - 7.00.
8 This transaction was executed in multiple trades at prices ranging from $6.94 - 7.00.
9 This transaction was executed in multiple trades at prices ranging from $6.98 - 6.99.
10 This transaction was executed in multiple trades at prices ranging from $7.98 - 8.00.
11 This transaction was executed in multiple trades at prices ranging from $7.98 - 8.00.
12 This transaction was executed in multiple trades at prices ranging from $7.82 - 8.00.
13 This transaction was executed in multiple trades at prices ranging from $7.85 - 8.00.
14 This transaction was executed in multiple trades at prices ranging from $7.96 - 8.00.